Exhibit 10.6

OUTSOURCING AGREEMENT

dated as of              , 2012

TWIN CITIES POWER HOLDINGS, LLC

and

REDWATER LLC

$50,000,000.00

Renewable Unsecured Subordinated Notes

ii

OUTSOURCING AGREEMENT

This OUTSOURCING AGREEMENT is entered into as of this     th day of         , 2012 by and between Twin Cities Power Holdings, LLC, a Minnesota limited liability company (the “Company”), and Redwater LLC, a Minnesota limited liability company (the “Contractor”).

RECITALS

WHEREAS, the Company has registered for public offer and sale an aggregate principal amount of  $50,000,000.00 of renewable, unsecured, subordinated notes of the Company; and

WHEREAS, subject to the termination rights set forth herein, the Company desires to retain the Contractor to perform certain ministerial tasks on behalf of the Company, and Contractor desires to accept such duties, all as provided for by the terms of this Agreement.

NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, receipt of which is acknowledged, and in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.  Whenever used in this Agreement, the following terms have the respective meanings set forth below.  The definitions of such terms are applicable to the singular as well as to the plural forms of such terms.

Accepted Note Practices.  As applicable to the context in which this term is used, those procedures and practices with respect to the servicing and administration of the Notes that satisfy the following: (i) the use of reasonable care; (ii) compliance with all Governmental Rules; (iii) compliance with the provisions of this Agreement and the Indenture; and (iv) give due consideration to the accepted standards of practice of prudent servicing firms that service or administer comparable programs for publicly offered notes or securities and the reliance of the Company on the Contractor for the servicing and administration of the Renewable Note Program.

Contractor.  Redwater LLC, a Minnesota limited liability company, or its successors in interest or assigns, if approved by the Company as provided in Sections 5.02(c) and 9.03, below.

Agreement.  This Outsourcing Agreement, including any exhibits or attachments hereto, as originally executed, and as amended or supplemented from time to time in accordance with the terms hereof.

Business Day.  Any day other than (a) a Saturday or Sunday or (b) another day on which banking institutions in the the State of Minnesota are authorized or obligated by law, executive order, or governmental decree to be closed.

Commission or SEC.  The Securities and Exchange Commission.

Company.  Twin Cities Power Generation, or its successors or assigns, if approved by Contractor as provided in Section 9.03, below.

Due Period.  The monthly, quarterly, semi-annual, or annual periods, or the full term of the Note if interest is due at maturity, for which scheduled payments of interest will be paid on any Note.

Exchange Act.  The Securities Exchange Act of 1934, as amended, and as hereafter amended, and the rules and regulations thereunder.

Governmental Rules.  Any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, policy, decision or guideline of any governmental agency, court or authority.

Holder.  The registered owner of any Note as it appears on the records of the Registrar, including any purchaser or any subsequent transferee or other holder thereof.

Incorporated Documents.  All documents that, on or at any time after the effective date of the Registration Statement, are incorporated by reference therein, in the Prospectus, or in any amendment or supplement thereto.

Indenture.  That certain Indenture dated on or about              , 2012, by and between the Company and the Trustee with respect to the Notes as the same may be amended or supplemented in accordance with its terms, and including a supplement dated              , 2012.

Investor.  Any person who purchases Notes or who contacts the Contractor expressing an interest in purchasing the Notes or requesting information concerning the Notes.

Material Agreement.  With respect to a person, any agreement, contract, joint venture, lease, commitment, guaranty or other contractual arrangement or any bond, debenture, indenture, mortgage, deed of trust, loan or security agreement, note, instrument or other evidence of indebtedness, which in the case of any of the foregoing is material to the business, assets, operations, condition or prospects, financial or otherwise, of such person or which is material to the ability of such person to perform its obligations under this Agreement.

FINRA.  Financial Industry Regulatory Authority.

Note Confirmation.  With respect to the issuance and ownership of the Notes in book-entry form, an appropriate written confirmation of the issuance and ownership or transfer of ownership of a Note to a Holder, the format of which shall comply with the provisions of the Indenture.

Note Portfolio.  The aggregate of individual Notes, as it exists from time to time, which, unless the context otherwise requires or provides, determined by the principal balances of the outstanding Notes.

Notes.  The renewable, unsecured, subordinated notes of the Company that are being offered and sold pursuant to the Registration Statement and that have an aggregate principal amount up to $50,000,000 and such other terms as described in the Prospectus, and any additional principal amount of the same or similar notes as may be registered from time to time pursuant to the Registration Statement.

Offering.  The offer and sale of the Notes in accordance with the terms and subject to the conditions set forth in the Registration Statement.

Paying Agent.             Bank, National Association or its successors or assigns, or such other paying agent with respect to the Notes as may be subsequently appointed by the Company pursuant to the Indenture.

Paying Agent Agreement.  That certain agreement by and between the Company and the Paying Agent relating to the Company’s engagement of the Paying Agent to act as the paying agent for the Notes.

Paying Agent Fees.  All fees and expenses payable to the Paying Agent in accordance with the Paying Agent Agreement.

Proprietary Rights.  All rights worldwide in and to copyrights, rights to register copyrights, trade secrets, inventions, patents, patent rights, trademarks, trademark rights, confidential and proprietary information protected under contract or otherwise under law, and other similar rights or interests in intellectual or industrial property.

Prospectus.  The prospectus included in the Registration Statement at the time it was declared effective by the Commission, as supplemented by all prospectus supplements (including interest rate supplements) related to the Notes that are filed with the Commission pursuant to Rules 424(b) or (c) under the Securities Act.  References to the Prospectus shall be deemed to refer to and include the Incorporated Documents to the extent incorporated by reference therein.

Redemption Payment.  The payment of principal plus any accrued and unpaid interest that is being made at the discretion of the Company in accordance with the Indenture.

Registration Statement.  That certain Registration Statement on Form S-1 (File No.       -            ) of the Company with respect to the Notes filed with the Securities and Exchange Commission under the Securities Act on or about              , 2012, as amended and declared effective by the Commission, including the respective copies thereof filed with the Commission.  References to the

Registration Statement shall be deemed to refer to and include the Incorporated Documents to the extent incorporated by reference therein.

Renewable Note Program.  The marketing, administration, customer service and investor relations, registration of ownership, reporting, payment, repurchase, redemption, renewal and related activities associated with the Notes.

Repurchase Payment.  The payment of principal plus any accrued and unpaid interest, less any penalties upon the repurchase of any Note, that is being made at the request of the Holder in accordance with the Indenture.

Scheduled Payment.  For any Due Period and any Note, the amount of interest and/or principal indicated in such Note as required to be paid by the Company under such Note for the Due Period and giving effect to any rescheduling or reduction of payments in any insolvency or similar proceeding and any portion thereof.

Securities Act.  The Securities Act of 1933, as amended, and as hereafter amended, and the rules and regulations thereunder.

Subscription Agreement.  A subscription agreement entered into by a Person under which such Person has committed to purchase certain Notes as identified thereby, in such form and substance as mutually agreed by the parties and as filed as an exhibit to the Registration Statement.

Trust Account.  The trust account established by the Trustee pursuant to the Indenture.

Trust Indenture Act.  The Trust Indenture Act of 1939, as amended, and as hereafter amended, and the rules and regulations thereunder.

Trustee.             Bank, National Association, or its successors or assigns, or any replacement Trustee under the terms of the Indenture.

Trustee’s Fees.  All fees and expenses payable to the Trustee in accordance with the Indenture.

Section 1.02  Accounting Terms.  Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered by any person pursuant to this Agreement shall be prepared, in accordance with U.S. generally accepted accounting principles, as in effect from time to time and as applied on a consistent basis.  To the extent such principles do not apply to certain reports or accounting practices of the Contractor, the parties will mutually agree on the accounting practices and assumptions.

ARTICLE II
RETENTION OF THE CONTRACTOR AND RELATED AGREEMENTS

Section 2.01  Retention.  On the basis of the representations, warranties and agreements herein contained, and subject to the terms, conditions and covenants set forth herein during the term of this Agreement, the Company retains the Contractor to perform  the tasks specified herein on behalf of the Company related to servicing of the Notes, in each case, under the Renewable Note Program upon the terms and conditions set forth herein, including, without limitation, compliance and conformity with Accepted Note Practices and Governmental Rules, and the Contractor agrees to use its best efforts perform such tasks until the later of the termination of the Offering or the sale of all of the Notes, or until the termination of this Agreement, if earlier.  In connection with the servicing of the Renewable Note Program, the Contractor will carry out the duties provided for herein.

Section 2.02  Scope of Duties.  In the performance of its duties hereunder, the Contractor shall have only such power and authority to take action for purposes of servicing the Notes, under the Renewable Note Program that the Company, in its discretion, deems necessary or appropriate, subject in all respects to compliance and conformity with Accepted Note Practices and Governmental Rules.  Initial instructions of the Company to the Contractor are set forth in Exhibit B to this Agreement, which Company may, in its discretion, amend and supplement from time to time. In the performance of its duties hereunder, the Contractor shall (i) act as the agent of the Company in connection with the Renewable Note Program; (ii) promptly forward to the Company all Subscription Agreements, notices or other documents received by it in connection with the Renewable Note Program for the sole and exclusive use and benefit of the Company; and (iii) make dispositions of the items in clause (ii) only in accordance with this Agreement or at the written direction of the Company.  Except as set forth in this Agreement with respect to the Renewable Note Program, the Contractor shall have no authority, express or implied, to act in any manner or by any means for or on behalf of the Company.

Section 2.03  Compensation to the Contractor.

(a)                      The Contractor’s Fees.  In consideration of the agreement of the Contractor to provide its services as set forth in this Agreement, the Company will pay the Contractor the following amounts:

(i)                                     a monthly service fee of $7.50 per note based on the maximum number of notes outstanding during the month, subject to a monthly minimum of $2,500;

(ii)                                  a fee for media services further described in Exhibit A equal to the 15% gross/net differential or the fee equivalent thereof;

(iii)                               a fulfillment fee  of $2.00 per investment kit mailed;

(iv)                              a fulfillment fee of $1.00 per address for each bonus offer or marketing postcard mailed, subject to a  $10,000 maximum per project.

(b)                     The Contractor’s Expenses.  Except as otherwise provided in this Agreement, each party shall bear all of its own expenses.  To the extent that the Company agrees herein to pay specified offering-related expenses such as all marketing and advertising costs, the Company will pay or cause to be paid such expenses whether incurred prior or subsequent to the date of this Agreement

(c)                      Payment of Fees.  On the first Business Day of each month, or as soon thereafter as practicable, the Contractor shall provide the Company with a written invoice for the previous month’s fees and expenses that are payable with respect to Notes issued up to the last day of such month..  Such fees and expenses will be due and payable by the later of the fifteenth (15th) day of every month or fifteen (15) days after the date such invoice is received.

Section 2.04  Brokers and Dealers.  At the discretion of the Company, the Company may, at no additional obligation or expense to the Contractor, use the services of brokers or dealers who are members in good standing of FINRA in connection with the offer and sale of the Notes.  The Company may enter into agreements with any such broker or dealer to act as its agents for the sale of the Notes and shall be solely responsible for the payment of any portion of the Contractor’s compensation hereunder to such broker or dealer.  The Contractor’s administrative services will apply to all notes sold by brokers or dealers and the Company will compensate the Contractor for such services in accordance with Section 2.03.

Section 2.05  The Contractor’s Unrelated Activities.  The Company agrees that the Contractor may service renewable note programs for other issuers during the course of the Offering, but such activities shall not prevent the Contractor from promptly and efficiently performing its duties hereunder.  The Contractor (and the Agency as defined in Section 3.01(b) below) may direct other issuers to advertise the securities of other issuers on websites, in print, by radio, or by any other means and at such times as they may determine; provided, however, that any such advertising which refers to the Notes shall not refer to, mention, or advertise any securities or notes of any other issuer, nor include any links to any other issuer, renewable note program or offering.  The Contractor shall have the right to advertise or otherwise disclose to unrelated prospective issuers, at its own expense, its relationship with the Company, the services it provides in connection with the Notes and the amount of money that it raised through the Offering and the performance of the Offering, subject to the Company’s consent, which shall not be unreasonably withheld.

Section 2.06  Independent Contractor.  The Contractor shall have no obligation to purchase Notes for its own account.  During the term of this Agreement, all actions taken by the Contractor pursuant to this Agreement shall be in the capacity of an independent contractor, and in no event shall the Contractor have any obligations under the Notes.

Section 2.07  Issuance and Payment.  The Notes shall be issued pursuant to the Indenture and all Scheduled Payments, Redemption Payments and Repurchase Payments shall be made by automated clearing house (i.e., ACH) remittance from the Trust Account by the Paying Agent in accordance with the Paying Agent Agreement and the Indenture.

ARTICLE III
SERVICES; STANDARD OF CARE

Section 3.01  Services for the Notes.  The services to be provided to the Company by the Contractor pursuant to and during the term of this Agreement shall include the following:

(a)                      Marketing and Advertising.  During the term of this Agreement, the Contractor shall develop and execute a direct response marketing strategy for the Notes designed to meet the Company’s capital goals in a timely manner, which shall be subject to the prior approval of the Company.  The Contractor shall also oversee designing and printing all marketing materials (subject to the prior approval of the Company), in accordance with the Securities Act, including the applicable rules and regulations and any other requirements of the SEC and any other Governmental Rules.  The Contractor will provide the Company with media planning, media buying, media production and media placement services related to the Offering.  All ad placements and use of all marketing materials shall be subject to the prior written approval of the Company.  The Company will pay all marketing and advertising costs related to the offering, including printing, postage, advertising and web site hosting.

(i)                                     During the term of this Agreement, the Company hereby grants the Contractor a limited license to use the Company’s logo, corporate colors, trademarks, trade names, fonts, and other aspects of corporate identity in advertisements and marketing materials related to the Notes and on the Contractor’s website, subject to the Company’s prior written approval of the specific use of these items in writing in each instance (which shall not be unreasonably withheld).  The Contractor will not make use of the Company’s logo, corporate colors, trademarks or trade names in any manner that would reasonably be expected to disparage or damage such marks or the reputation of the Company or diminish the Company’s goodwill.  It is expressly agreed that the Contractor is not acquiring any right, title or interest in the Company’s logo, corporate colors, trademarks, trade names or other intellectual property.

(b)                     Subscription, Sale and Ownership.  During the term of this Agreement, the Contractor shall promptly forward to the Company each Subscription Agreement for the Notes received from an Investor.  The Company shall be responsible for determining whether (i) such subscription shall be accepted, (ii) such agreement is complete and accurate in all material respects, including without limitation the execution thereof by such Investor, (iii) such Investor timely remits the proper purchase price for the Notes in accordance with the Subscription Agreement, and (iv) the principal amount, interest rate and term to maturity and any other material terms of the Notes are verified for accuracy and completeness.  Upon delivery by each Investor of a completed Subscription Agreement for Notes and full payment of the principal amount of such Notes in accordance with the Investor’s Subscription Agreement, and subject to the acceptance of the Subscription Agreement by the Company, the Company shall promptly notify the Contractor and the Contractor shall promptly (i) verify that the payment of the principal amount of such Investor’s accepted subscription for the Notes is being remitted to the Company in accordance with the Subscription Agreement in an account established by the Company for such purpose or in such other manner as may be directed by the Company from time to time, and (ii) remit to the Trustee electronic or hard copies of all accepted Subscription Agreements and related records as may be reasonably requested by the Trustee, including without limitation, a record of each deposit relating to the payment of the subscription amount of the Notes.  Pursuant to the preceding sentence, Notes shall be issued by the Contractor as the Company’s Registrar in book-entry form only and the Contractor shall deliver a Note Confirmation to each Holder with respect to such Holder’s respective accepted Subscription Agreement and the receipt of full payment for such Holder’s Notes.  In the event that the Company rejects a Subscription Agreement, the Contractor shall promptly return the Subscription Agreement and the related subscription amount to the related Investor.  The Company hereby appoints the Contractor, and the Contractor hereby accepts such appointment, as its initial Registrar (as such term is defined in the Indenture) for the Notes pursuant to the terms of the Indenture.  For so long as the Contractor shall serve as the Registrar for the Notes, the Contractor shall perform, in accordance with the terms of the Indenture, all of the duties and obligations of the Registrar under the Indenture, including, without limitation, the obligation to maintain a book-entry registration and transfer system for the ownership of the Notes in accordance with the terms of the Indenture.

(c)                                  Investor Relations and Reporting.  During the term of this Agreement the Contractor, in conjunction with the Trustee, shall perform ministerial tasks included in the customer service and investor relations functions with respect to the Offering, as directed from time to time by the Company, which may include, but not be limited to, handling inquiries from Investors in a manner consistent with Section 3.01(d), mailing investment kits, delivering to each Investor the Prospectus and Subscription Agreement, and processing Subscription Agreements.  The Contractor shall to the best of its knowledge ensure that each person submitting a Subscription Agreement shall have received the Prospectus.  An Investor who visits the offering web site shall be deemed to have received the Prospectus, provided such person either delivers an Electronic Delivery Consent Form with such Investors Subscription Agreement or certifies under penalties of perjury that he, she or it has received the Prospectus.

(d)                                 The Contractor shall forward to the Company written or telephonic questions by Investors and Holders relating to the Notes regarding topics that are not addressed in the Prospectus or its supplements, including without limitation questions relating to the Company’s finances and business, the Company’s performance and practices with regard to the Notes, and substantive matters regarding an investment in the Notes, unless such questions can be answered solely by reference to the Company’s SEC filings.  Notwithstanding the foregoing, the Contractor may respond to questions that are purely administrative or ministerial in nature.  The Contractor shall also be responsible for recording changes in Holders’ addresses or accounts, preparing and issuing maturity and renewal notices, quarterly statements, newsletters, reports and analyses to Holders and to the Company, directing the Paying Agent to make Scheduled Payments, Repurchase Payments and Redemption Payments to Holders in a timely manner, and directing the Paying Agent to issue Form 1099INT’s to Holders as required by law.  In addition, the Contractor shall provide the Trustee (and copy the Company) with management reports regarding the Notes as required under the Indenture.

(e)                                  Web Site Development.  Subject to compliance and conformity with Accepted Note Practices by the Contractor, the Contractor (or a third party service provider working at the Contractor’s direction) shall assist the Company in developing a dedicated Internet web site separate from the Company’s corporate site to allow Investors to view online and download copies of the Offering documents (including the Prospectus and Subscription Agreement) and marketing materials that are included in the investment kit or comparable information.

(f)                                    Ownership of Web Pages.  Any and all web pages used by Contractor in connection with  the Offering (the “Web Pages”), and all associated Proprietary Rights, shall be owned exclusively by the Company.

(g)                                 Daily Payment Reports to Company.  On each Business Day during the term of the Notes, the Contractor shall furnish daily reports to the Company that detail and summarize the amount of cash that is required to pay interest and principal on the Notes.

Section 3.02  Maintenance of Files and Records.  The Contractor shall establish and maintain at all times during the term of this Agreement files and records (including, without limitation, computerized records) regarding the Notes and the Note Portfolio, with full and correct entries of all transactions or modifications in a reasonably secure, up-to-date manner and in accordance with the following:

(a)                      Location.  All Note and Note Portfolio files and records shall be stored and maintained at the Contractor’s principal place of business, or other location as designated by the Company.  The Contractor shall keep in such files all correspondence received or sent regarding each Note, each Investor, and each Holder, whether upon any purchase or transfer of a Note.

(b)                     Original Documents.  The Contractor will store all original Subscription Agreements, Note Confirmations, correspondence from Investors and Holders and other materials relating to the Renewable Note Program in a reasonably secure manner at the Contractor’s principal offices or such other location as may be designated by the Company.  The Contractor shall exercise due care in handling and delivering the original documents and the other documents in the Note files and records.  The Contractor shall not grant or allow any person an interest in original documents or rights thereunder, and all original documents in the possession of the Contractor shall be deemed to be in the possession of the Company.

(c)                      Examination.  At any time the Company and its agents and representatives may physically inspect any documents, files or other records relating to the Renewable Note Program and discuss the same with the Contractor’s officers and employees.  The Contractor shall supply copies of any such documents, files, or other records upon the request of the Company, as soon as is reasonably and commercially practicable at the Company’s cost and expense.

(d)                     Retention.  Unless otherwise requested by the Company, or unless otherwise required by Governmental Rules, the Contractor shall retain, with respect to each Note, for a period of 24 months from the date the Note is fully paid, all records, files and documents related to each such Note.  At the end of such 24-month period, unless otherwise directed by the Company, all such items shall be transferred to the Company, or to a third party as designated by the Company, at the Company’s sole cost and expense.  The Contractor shall be permitted to retain copies of any such documents for its own files for its own account and at its own expense.  The Contractor shall maintain the privacy of the Investors and Holders in accordance with all applicable Governmental Rules.

(e)                      Return.  If this Agreement is terminated, or otherwise at the instruction of the Company, the Contractor shall promptly deliver to the Company or its designee, as the case may be, all Note files and records (including, without limitation, copies of computerized records and servicing and other software, except as may be prohibited by any third party contract or license) related to the administration of the Notes and all monies collected by it relating to the Renewable Note Program (less any fees or expenses due to the Contractor).  The Contractor shall be entitled to make and keep copies of such records, at its cost and expense.  In addition to delivering such data and monies, the Contractor shall use its best efforts to effect the orderly and efficient transfer of the administration of the Notes to the Company or other party designated by the Company to assume responsibility for such administration, including, without limitation, directing Holders to remit all repurchase or other notices to the address designated by the Company.  All costs of conversion and transfer of such records to the Company or another agent shall be paid by the Company.

(f)                        Security.  The parties shall take appropriate security measures to protect customer nonpublic personal information (“NPI”), as defined in the Gramm-Leach-Bliley Act of 1999, Title V, and its implementing regulations, against accidental or unlawful destruction and unauthorized access, tampering, and copying during storage in either party’s computing or paper environment.  Access to NPI must be restricted to only the personnel that have a business need relating to the Renewable Note Program.  NPI must be stored in a secured format within all systems at both parties’ location and any other locations where the data may reside.  Transmission of such NPI between the parties or vendors must be done in a secure manner, in a method mutually agreed upon by both parties.  Each party will engage appropriate and industry-standard measures necessary to meet information security guidelines as required by the Gramm-Leach-Bliley Act, Title V and its implementing regulations as applicable to such party to effectuate this Agreement.

Section 3.03  Information to the Company.  As agreed by the parties, the Contractor shall make reports and analyses available to the Company regarding the status of the Note Portfolio, the marketing results and the amount of Notes remaining available for issuance under the Registration Statement.  The Contractor shall also provide interim or custom reports at the Company’s request as is commercially reasonable, including, without limitation, a weekly update via email identifying new Holders by name, address and principal amount of Notes purchased.  The Contractor shall also furnish statements, reports and information to the Paying Agent to the extent that the Company is required to furnish or cause to be furnished such statements, reports or information to the Paying Agent under the Paying Agent Agreement.

ARTICLE IV
REPRESENTATIONS AND COVENANTS OF THE COMPANY

Section 4.01  Representations, Warranties and Agreements of the Company.  The Company represents and warrants to and agrees with the Contractor as follows, which representations and warranties shall be deemed to be made continuously from and as of the date hereof until this Offering is terminated and all then outstanding Notes have been paid in full or such earlier date that this Agreement has been terminated, except for those representations and warranties that address matters only as of a particular date, which representations and warranties shall be deemed to be made as of such date.

(a)                      The Company satisfies all of the requirements for the use of Form S-1 with respect to the offer and sale of securities as contemplated by the Offering.  The Commission has not issued any order preventing or suspending the use of the Registration Statement or Prospectus and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission or the securities authority of any state or other jurisdiction.

(b)                     The Company has full requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under:

(i)                                     any Material Agreement to which the Company or any subsidiary is a party or by which the Company or any subsidiary or their respective properties may be bound;

(ii)                                  the articles of incorporation or bylaws of the Company, or

(iii)                               any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any subsidiary or their respective properties.

(c)                      No consent, approval, authorization or order of or qualification with any court, governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act, or under state or other securities or blue sky laws, all of which requirements have been satisfied.

Section 4.02  Covenants of the Company.  The Company hereby covenants and agrees with the Contractor as follows:

(a)                      The Company will notify the Contractor promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information. In the event that the Company files any amendment or supplement to the Registration Statement or Prospectus to which the Contractor shall reasonably object, the Contractor will be relieved of its obligations with respect to the Offering (but not the administration) of the Notes until such time as the Company shall have filed such further amendments or supplements such that the Contractor is reasonably satisfied with the Registration Statement and the Prospectus, as then amended or supplemented.

(b)                     The Company will advise the Contractor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or receipt of any specific threat of any proceeding for any such purpose.

(c)                      The Company will furnish to the Contractor copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Contractor may from time to time reasonably request.

(d)                     For such period as this Agreement may be in effect, the Company shall make available to the Contractor, as soon as the same shall be sent to its stockholders generally, copies of all annual or interim stockholder reports of the Company and will, for the same period, also furnish the Contractor one copy of any report, application or document (other than exhibits, which, however, will be furnished on the Contractor’s request) filed by the Company with the Commission, The Nasdaq Stock Market or any other securities exchange.

(e)                      At all times during the term of this Agreement, the Company shall provide all information reasonably requested by the Contractor that relates to the Renewable Note Program in a timely manner and shall use its best efforts to insure that such information is complete and accurate.

(f)                        The Company will, during the term of this Agreement, furnish directly to the Contractor quarterly profit and loss statements and reports of the Company’s cash flow as reported on the applicable quarterly report on Form 10-Q.

ARTICLE V

REPRESENTATIONS AND COVENANTS OF THE CONTRACTOR; CONDITIONS

Section 5.01  Representations and Warranties of the Contractor.  The Contractor hereby represents and warrants to the Company as follows, which representations and warranties shall be deemed to be made continuously from and as of the date hereof until this Offering is terminated or such earlier date that this Agreement has been terminated:

(a)       The Contractor (i) has been duly organized, is validly existing and in good standing as a Minnesota limited liability company, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities (including without limitation activities of the Contractor hereunder) makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

(b)       The Contractor has full requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Contractor and is a valid and binding agreement on the part of the Contractor, enforceable against the Contractor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under:

(i)            any Material Agreement to which the Contractor is a party or by which the Company or its properties may be bound;

(ii)           the articles of incorporation or bylaws of the Contractor, or

(iii)          any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Contractor or over its properties.

(c)       The Contractor has obtained all governmental consents, licenses, approvals and authorizations, registrations and declarations which are necessary for the execution, delivery, performance, validity and enforceability of the Contractor’s obligations under this Agreement.

(d)       The Contractor has operated and is operating in compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to conduct its business as contemplated by and described in this Agreement, all of which are, to the Contractor’s knowledge, valid and in full force and effect.  The

Contractor is conducting its business in compliance with all applicable Governmental Rules, laws, rules and regulations of the jurisdictions in which it is conducting business, and the Contractor is not in violation of any applicable Governmental Rules, law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Contractor or over its properties.

(e)       The Contractor maintains insurance, which is in full force and effect, with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business and, to the best of the Contractor’s knowledge, in line with the insurance maintained by similar companies and businesses; and the Contractor has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition or business operations of the Contractor.

Section 5.02  Covenants of the Contractor.  The Contractor hereby covenants to the Company as follows, which covenants shall be deemed in force unless and until this Agreement is terminated as provided herein:

(a)       The Contractor shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

(b)       The Contractor shall conduct its business in compliance with all applicable Governmental Rules, and its activities shall not violate any governmental rules relating to the registration or the activities of securities brokers and dealers. To the extent that this covenant to comply with all Governmental Rules conflicts with any other covenant contained in this Agreement, the covenant to comply with all Governmental Rules shall control.

(c)       Except as provided in this Agreement, the Contractor shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any Note, or under any other instrument related to a Note, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Note or any such instrument or any right in favor of the Company in a Note or such instrument, without the written consent of the Company.

(d)       The Contractor shall not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the express prior written consent of the Company, which shall not be unreasonably withheld.

(e)       At all times during the term of this Agreement, the Contractor shall provide all information relating to the Offering, the Renewable Note Program or the Note Portfolio reasonably requested by the Company in a timely manner and shall use its best efforts to insure that such information is complete and accurate in all material respects.

(f)        The Contractor shall take such additional action as is reasonably requested by the Company in order to carry out the purposes of this Agreement.  Such reasonable additional action includes, but is not limited to, cooperating with Company in verification of Contractor’s compliance, such as by providing copies of certificates of insurance and of other books and records of Contractor, and by permitting inspection of the premises, books and records of Contractor.

ARTICLE VI
CONDITIONS

Section 6.01  Conditions of the Contractor’s Obligations.  The obligation of the Contractor to administer the Offering on a best efforts basis as provided herein shall be subject to the accuracy of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions:

(a)       The Registration Statement shall be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, or the Contractor, threatened by the Commission or any state securities commission or similar regulatory body.  Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Contractor and the Contractor’s counsel.

(b)       The Contractor shall not have advised the Company of its reasonable belief that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or, if the Contractor has so advised the Company, the Company shall not have taken reasonable action to investigate such belief and, where appropriate, amend the Registration Statement or supplement the Prospectus so as to correct such statement or omission or effect such compliance.

(c)       The Indenture shall have been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act.

(d)       All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Notes shall have been reasonably satisfactory to the Contractor’s counsel, in all material respects, and the Contractor’s counsel shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section.

ARTICLE VII
INDEMNIFICATION AND CONTRIBUTION

Section 7.01  The Company’s Indemnification of the Contractor.  The provisions of Exhibit A hereto, entitled “Responsibility of and Indemnification by Agency” are hereby incorporated herein by reference.

Section 7.02  The Contractor’s Indemnification of the Company.  The provisions of Exhibit A hereto, entitled “Responsibility of and Indemnification by Company” are hereby incorporated herein by reference.

Section 7.03  Intellectual Property Infringement.  The Contractor agrees that it shall defend, indemnify and hold harmless, at its own expense, all suits and claims against the Company and any officers, directors, employees and affiliates of the Company (collectively, the “Company Indemnified Parties”), for infringement or violation of any patent, trademark, copyright, trade secret or other intellectual property rights of any third party that relates to this Agreement or the Offering, or servicing of the Notes.  The Contractor agrees that it shall pay all sums, including without limitation, reasonable attorneys’ fees and other costs incurred by the Company, in defense of, by final judgment or decree, or in settlement of any suit or claim asserted or assessed against, or incurred by, any of the Company Indemnified Parties on account of such infringement or violation, provided that the Company Indemnified Parties involved shall cooperate in all reasonable respects with the Contractor and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Company Indemnified Parties may, at their own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

Section 7.04  Confidentiality.  The parties to this Agreement acknowledge and agree that all information, whether oral or written, concerning a disclosing party and its business operations, prospects and strategy, which is furnished by the disclosing party to the other party is deemed to be confidential, restricted and proprietary to the disclosing party (the “Proprietary Information”).  Proprietary Information supplied shall not be disclosed, used or reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement and the Indenture.  The receiving party shall provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own proprietary information, including without limitation retaining Proprietary Information in a secure place with limited access, but in no event shall the receiving party fail to use reasonable care under the circumstances to avoid disclosure or unauthorized use of Proprietary Information.  Unless otherwise specified in writing, all Proprietary Information shall (i) remain the property of the disclosing party, (ii) be used by the receiving party only for the purpose for which it was intended under this Agreement and the Indenture, and (iii) together with all copies of such information, be returned to the disclosing party or destroyed upon request of the disclosing party, and, in any event, upon termination of this Agreement, except as otherwise provided or contemplated by this Agreement, including Sections 3.02(b) and (e) and 8.05 hereof.  Proprietary Information does not include information which is: (a) published or included as disclosure within the Registration Statement or otherwise available in the public domain through no fault of the receiving party; (b) lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure; or (c) produced under order of a court of competent jurisdiction or other similar requirement of a governmental agency or authority, so long as the party required to disclose the information provides the other party with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality.  Because damages may be difficult to ascertain, and without limiting any other rights and remedies specified herein, an injunction may be sought against the party who has breached or threatened to breach this Section.

ARTICLE VIII
TERM AND TERMINATION

Section 8.01  Effective Date of this Agreement.  This Agreement shall become effective as of the date first set forth above, and shall continue in full force and effect until terminated as provided below.

Section 8.02  Termination.  The Company or the Contractor may terminate this Agreement at any time in whole or in part as more specifically provided below, and in such case, the Contractor will be paid fees incurred up to the date of such termination plus its expenses accrued as of such date within 30 days of such termination. The Company will have the ability to terminate this Agreement by giving 60 days’ prior written notice to the Contractor. The Contractor will have the ability to terminate this Agreement by giving 90 days’ prior written notice to the Company.

Section 8.03  Termination Without Termination of Offering.  Anything to the contrary notwithstanding, the termination of this Agreement shall not prevent the Company from commencing or cause the Company to terminate the Offering.  In the event this Agreement is terminated without a termination of the Offering, then the Company, or its agents, shall be entitled to use all materials developed by the Contractor related to the Notes as provided elsewhere herein.

ARTICLE IX
MISCELLANEOUS

Section 9.01  Survival.  The respective indemnity and contribution agreements of the Company and the Contractor set forth herein and the respective representations, warranties, covenants and agreements of the Company and the Contractor set forth herein, shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Contractor, the Company, any of its officers and directors, or any controlling person referred to in Article VII and shall survive the sale of the Notes and any termination or cancellation of this Agreement.  Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

Section 9.02  Notices.  All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or transmitted by any standard form of telecommunication, as follows:

If to the Contractor, to:	Redwater LLC 5400 Opportunity Court Suite 160 Minneapolis, Minnesota 55343 Attention: K. Edward Elverud Tel. (952) 345-3385

If to the Company, to:	Twin Cities Power Holdings, LLC 16233 Kenyon Avenue Suite 210 Lakeville, Minnesota 55044 Attn: Chief Executive Officer Tel. 952-431-0400

with a copy to:	Leonard, Street and Deinard 150 South Fifth Street — Suite 2300 Minneapolis, Minnesota 55402 Attention: Mark S. Weitz Tel. 612-335-1517

Section 9.03  Successors and Assigns; Transfer.  This Agreement shall inure to the benefit of and be binding upon the Contractor and the Company and their respective successors and permitted assigns.  Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, and for the benefit of no other person or corporation.  Neither party may assign its rights and obligations under this Agreement without the written consent of the other party.

Section 9.04  Cumulative Remedies.  Unless otherwise expressly provided herein, the remedies of the parties provided for herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the party for whose benefit such remedy is provided, and may be exercised as often as occasion therefor shall arise.

Section 9.05  Attorneys’ Fees.  In the event of any action to enforce or interpret this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, whether or not such action proceeds to judgment.

Section 9.06  Entire Agreement.  Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement of the parties hereto with respect to the matters addressed herein and supersedes all prior or contemporaneous contracts, promises, representations, warranties and statements, whether written or oral (including, but not limited to, the Proposal), with respect to such matters.

Section 9.07  Choice of Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflict of law principles. Any dispute shall be heard in the courts of the state of Minnesota.

Section 9.08  Rights to Investor Lists.  The parties acknowledge that the Offering will produce a list of investors that purchase Notes, a list of prospects that respond to advertisements, but do not purchase any Notes, a list of former investors who redeemed their Notes, and a list of former investors whose Notes the Company redeemed.  Subject to any privacy laws, both the Company and the Contractor will be able to use these lists for their own business purposes as long as doing so does not interfere with the marketing, sale or administration of the Notes.

Section 9.09  Waiver; Subsequent Modification.  Except as expressly provided herein, no delay or omission by any party in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy, and no waiver by any party or any failure or refusal of the other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party.  No waiver or modification of the terms hereof shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein set forth.

Section 9.10  Severability.  If any term or provision of this Agreement or application thereof to any person or circumstance shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 9.11  Joint Preparation.  The preparation of this Agreement has been a joint effort of the parties and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

Section 9.12  Captions.  The title of this Agreement and the headings of the various articles, section and subsections have been inserted only for the purpose of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 9.13  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 9.14  Third Party Contractors.  In the event that the Company engages a third party to perform any of the obligations of the Contractor under this Agreement, the Company shall provide written notice to the Contractor of such engagement, the Contractor shall thereafter be relieved of any such obligations for which the third party was engaged.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Outsourcing Agreement is hereby entered into by the undersigned parties as of the date first set forth above.

TWIN CITIES POWER HOLDINGS, LLC

By:
Name:
Title:

REDWATER LLC.

By:
Name:	K. Edward Elverud
Title:	Manager

Exhibit A

Media Services

The following describes the advisory services to be provided by Redwater LLC (“Contractor”) to Twin Cities Power Generation (“Company”) in connection with the administration of Company’s renewable, unsecured, subordinated notes (the “Notes”), as more specifically defined in, and pursuant to the terms of, the Outsourcing Agreement to which this description is an exhibit.

1.             Agent Services.

Agent will perform the following services for Company:

•                  Acting on the study, analysis and knowledge of the product described above, formulate and recommend a media plan to the Company and coordinate the execution of such a plan as directed by the Company.

•                  Check and verify insertions, displays, broadcasts or other means used.

•                  Audit invoices for space and time and other marketing services performed on Company’s behalf.

•                  Coordinate creative and copy development, direct mail services, literature fulfillment, commercial printing, list management, list brokering, efficiency analysis and other similar activities.

2.             General Provisions.

Approval of Expenditures:  Contractor agrees to secure Company’s written approval of all expenditures in connection with Company’s plans.

Cancellation of Plans:  Company reserves the right to modify, reject, cancel or stop any and all plans, schedules or work in progress.  In such event Contractor shall take reasonable steps to carry out Company’s instructions as promptly as practicable.  Company agrees to assume liability for all commitments made by Contractor on its behalf, and to reimburse Contractor for any losses (including cancellation penalties) that Contractor may sustain derived therefrom and for all expenses incurred in connection with Company approved plans on its authorization, and to pay Contractor any service charges relating thereto, in accordance with the provisions hereof.

Failure of Suppliers to Perform:  Contractor will endeavor to the best of its knowledge and ability guard against any loss to Company through failure of media or suppliers to properly execute their commitments, but shall not be held responsible for any failure on their part.

Confidentiality:  Contractor acknowledges its responsibility to use all reasonable efforts to preserve the confidentiality of any proprietary or confidential information or data developed by Contractor on behalf of Company or disclosed by Company to Contractor.

Responsibility of and Indemnification by Agency:  Contractor agrees to indemnify and hold Company, its officers, directors, agents and employees harmless from and against any claims, liabilities, losses, costs, expenses, or the like, including reasonable attorneys’ fees, incurred in respect to any material breach by Contractor hereof or Contractor’s negligence and/or intentional wrongdoing in connection with the services.

Responsibility of and Indemnification by Company:  Company agrees to indemnify and hold Contractor, its officers, managers, directors, agents and employees harmless from and against any claims, liabilities, losses, costs, expenses, or the like, including reasonable attorneys’ fees, incurred in respect to any material breach by Company of this Agreement or Company’s negligence and/or intentional wrongdoing in connection with the services.  Company shall be responsible for the accuracy, completeness and propriety of information concerning its products and services that it furnishes to Contractor in connection with the performance of the services.

3.             Expenses and Fees.

•                  Company agrees to pay or prepay advertising, graphic design and printing  expenses either directly to the respective vendors or to the Contractor as required. The Company will pay the Contractor the difference between the published gross rates and the net rates for all advertisements, graphic design services or printing services or an equivalent mark-up. All Contractor fees will be subject to the approval of the Company.

•                  Refunds:  Contractor shall refund or credit Company any other refunds received in connection with advertisements.

•                  Other Marketing Expenses.  Subject to its prior approval, the Company agrees to pay Contractor for all reasonable out of pocket, non-media charge marketing expenses related to the development and production of all direct marketing and promotional materials.

5.             Termination.

•                  Period of Services:  The services described herein to be provided by Agency shall begin upon execution and delivery of the Outsourcing Agreement and shall continue until termination of Contractor’s activities to administer the Notes thereunder.

•                  Payment for Purchases and Work Done:  Any materials, services, etc. Contractor has committed to purchase for Company’s account, or with Company’s approval (or any uncompleted work previously approved by Company either specifically or as part of a plan) prior to termination of the Services shall be paid for by Company in accordance with the provisions of this Agreement.

Exhibit B

Service Standards

Initial Instructions of Company to Contractor pursuant to that certain Outsourcing Agreement dated as of              , 2012, between Twin Cities Power Holdings, LLC and Redwater LLC.

Geographical Limitations.  Contractor shall not communicate with Investors resident in any state that is identified in the then-current Prospectus as a state in which the Notes are not offered, other than to communicate, in substance, that the Notes are not offered to persons resident in such states.  The initial list of such states is as follows, but the Company may, in its discretion, amend such list by filing an amended Prospectus or a supplement to Prospectus:

.      [TBD]